Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 28, 2008, accompanying the consolidated financial statements and schedule included in the Annual Report of Horsehead Holding Corp. and subsidiaries on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Horsehead Holding Corp. on Form S-8 (File No. 333147750, effective November 30, 2007).
/s/ Grant Thornton LLP
Cleveland, Ohio
March 28, 2008